SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 28, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

On December 27, 2004, Ashford Hospitality Trust, Inc. (the “Company”) entered into a Series B Cumulative Convertible Redeemable Preferred Stock Purchase Agreement for the sale of up to $75 million in Series B cumulative convertible redeemable preferred stock of the Company to Security Capital Preferred Growth Incorporated (“Security Capital”), which was initially described in the Company’s Current Report on Form 8-K filed December 28, 2004, for the event dated December 27, 2004. Pursuant to this purchase agreement, Security Capital may purchase up to 5,162,000 shares of Series B-1 Preferred Stock of the Company and up to 2,285,865 shares of Series B-2 Preferred Stock of the Company, in each case at a per-share price of $10.07.

On December 30, 2004, the Company sold to Security Capital 993,049 shares of Series B-1 Preferred Stock for $10,000,003, or $10.07 per share, pursuant to the terms of the purchase agreement. Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of common stock of the Company obtained by dividing $10.07 by the conversion price then in effect. The initial conversion price of the Class B-1 Preferred Stock is $10.07 and is subject to certain adjustments as provided in the Articles Supplementary relating the Class B-1 Preferred Stock.

The issuance of the Series B-1 Preferred Stock on December 30, 2004 was affected in reliance upon an exemption form registration provided by Section 4(2) under the Securities Act of 1933, as amended.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On December 29, 2004, the Company filed the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock for the Series B-1 Preferred Stock of the Company and the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock for the Series B-2 Preferred Stock of the Company. Each set of Articles Supplementary became effective upon filing. The Class B-1 Articles Supplementary classifies 7,447,865 shares of unissued preferred stock of the Company as Series B-1 Cumulative Convertible Redeemable Preferred Stock. The Class B-2 Articles Supplementary classifies 2,285,865 shares of unissued preferred stock of the Company as Series B-2 Cumulative Convertible Redeemable Preferred Stock.

The two series of preferred stock are identical except with respect to voting rights and convertibility features and are referred to herein collectively as the Series B Preferred Stock. Each share of Series B-1 Preferred Stock is convertible, at the option of the holder, at any time into the number of shares of common stock of the Company obtained by dividing $10.07 by the conversion price then in effect. The initial conversion price of the Class B-1 Preferred Stock is $10.07 and is subject to certain adjustments as provided in the Articles Supplementary relating the Class B-1 Preferred Stock. The Series B-2

Preferred Stock will automatically convert into Series B-1 Preferred Stock on a share-for-share basis immediately upon the earliest to occur of (i) approval of the stockholders of the Company as required by the applicable rules of the New York Stock Exchange or (ii) a determination by the board of directors of the Company that such stockholder vote is not required.

The liquidation preference for both series of preferred stock is set at $10.07 per share. The preferred dividend for both series of preferred stock is set at the greater of $0.14 per share, or the prevailing common stock dividend, plus in the case of the Series B-2 Preferred Stock, an additional dividend of $0.05015 per share beginning January 1, 2009, if (i) the conversion of the Series B-2 Preferred Stock into Series B-1 Preferred Stock has not been completed and (ii) the price at which the common stock of the Company is then trading exceeds $10.07 per share.

The Series B-1 Articles Supplementary and the Series B-2 Articles Supplementary are included as Exhibits 4.1 and 4.2, respectively, to this report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

4.1	Articles Supplementary for Series B-1 Convertible Preferred Stock, dated December 28, 2004.

4.2	Articles Supplementary for Series B-2 Convertible Preferred Stock, dated December 28, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer